Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2013, in the Registration Statement (Form S-1) and the related Prospectus of Tengion, Inc. for the registration of 129,964,189 shares of its common stock.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
July 26, 2013